Exhibit 99.1

GRI Bio Announces Additional Positive Data from Phase 2a Study in Idiopathic Pulmonary Fibrosis, Strengthening Clinical Proof-of-Concept for GRI-0621

New immune profiling data confirms disease-modifying mechanism, reinforces earlier signals of fibrosis resolution, lung repair, and improved lung function

LA JOLLA, CA, January 8, 2026 -- GRI Bio, Inc. (NASDAQ: GRI) (“GRI Bio” or the “Company”), a biotechnology company advancing an innovative pipeline of immune cell modulators for the treatment of inflammatory, fibrotic and autoimmune diseases, today announced positive flow cytometry data from the Phase 2a GRI-0621-IPF-02 clinical trial evaluating GRI-0621 for the treatment of Idiopathic Pulmonary Fibrosis (“IPF”). Immune cell samples from lung bronchoalveolar lavage (BAL) fluid and peripheral blood mononuclear cells (PBMC) demonstrated iNKT inhibition and a clear immunomodulatory shift towards an anti-fibrotic profile, producing more anti-fibrotic interferon-gamma (IFN-γ) and less pro-fibrotic interleukin-4 (IL-4), IL-13, IL-17A, IL-22, and transforming growth factor-beta (TGF-β).

Chronically activated iNKT cells downregulate the expression of their T cell receptor (TCR). GRI-0621-treated subjects demonstrated increased TCR expression after 12 weeks of treatment compared with baseline or placebo-treated subjects receiving standard of care. T cell subsets demonstrated increased type I-associated cytokines (IFN-γ) and reduced type 2 (IL-4 and IL-13) and type 3-associated cytokines (IL-17A and IL-22) in both BAL and PBMC samples. Similarly, TGF-β was observed to be reduced after 12 weeks of GRI-0621 treatment in T cell subsets (e.g. Treg and Treg-like), B cells, monocytes, macrophages and neutrophils in BAL and PBMC samples compared to baseline or placebo-treated subjects receiving standard of care.

“There remains a tremendous unmet need for safe, tolerable, and truly effective treatments for patients suffering from IPF,” said Marc Hertz, PhD, Chief Executive Officer of GRI Bio. “GRI-0621 continues to demonstrate a compelling profile, combining favorable safety and tolerability with a dual mechanism of action as both an immunomodulator and an anti-fibrotic agent.”

“Our Phase 2a study was intentionally designed to assess a broad range of clinical, biomarker, and mechanistic endpoints,” Dr. Hertz continued. “The immune cell data announced today are highly consistent with our earlier findings on collagen turnover, lung tissue repair, and improvements in pulmonary function, further strengthening the overall clinical proof-of-concept for GRI-0621.”

The Company previously reported that the study met its primary endpoint, demonstrating a safety and tolerability profile differentiated from that of existing treatment options. The study also met secondary endpoints suggestive of disease-modifying activity, reversal of fibrosis and inducement of a lung repair mechanism, as well as exploratory endpoints demonstrating increased forced vital capacity (FVC) with twice as many subjects observed to have no decline in FVC compared to standard of care alone at 12 weeks of treatment.

The Phase 2a, randomized, double-blind, multinational, multi-center, placebo-controlled, parallel-design, 2-arm study enrolled 35 subjects with IPF who were randomized in a 2:1 ratio for GRI-0621 4.5mg or a placebo. GRI-0621 dose of 4.5mg was compared with a dose of placebo following once daily oral administration for 12 weeks. Concurrently, a sub-study examined the number and activity of immune cells in bronchoalveolar lavage (“BAL”) fluid in 8 subjects (across various centers). The primary endpoint for the Phase 2a study was safety and tolerability of oral GRI-0621 as assessed by clinical labs, vital signs and adverse events after 12 weeks of treatment. Secondary endpoints were baseline changes in serum biomarkers collected at week 6 and week 12; an assessment of the pharmacokinetics (PK) of GRI-0621 at the week 12 visit of treatment (steady state); and a determination of the pharmacodynamic activity of oral GRI-0621 as measured by inhibition of immune cell activation in blood after 6 weeks and 12 weeks, and from BAL fluid after 12 weeks of treatment in the sub-study. Additional exploratory endpoints for the study included assessment of the effect of GRI-0621 on pulmonary function at baseline and after 6 weeks and 12 weeks of treatment and flow cytometry and differential gene expression at various time points. These results show that GRI-0621’s receptor selectivity is consistent with the toxicity profile observed in earlier studies evaluating oral tazarotene in over 1,700 patients treated for up to 52 weeks.

For more information about the Phase 2a study, please visit clinicaltrials.gov and reference identifier NCT06331624.

The Company also previously announced that it successfully completed a public offering in early December 2025. As a result of this offering and as of the date of this press release, the Company believes its stockholders’ equity is in excess of the minimum $2.5 million Nasdaq requirement.

About GRI Bio, Inc.

GRI Bio is a clinical-stage biopharmaceutical company focused on fundamentally changing the way inflammatory, fibrotic and autoimmune diseases are treated. GRI Bio’s therapies are designed to target the activity of Natural Killer T (“NKT”) cells, which are key regulators earlier in the inflammatory cascade, to interrupt disease progression and restore the immune system to homeostasis. NKT cells are innate-like T cells that share properties of both NK and T cells and are a functional link between the innate and adaptive immune responses. Type I invariant NKT (“iNKT”) cells play a critical role in propagating the injury, inflammatory response, and fibrosis observed in inflammatory and fibrotic indications. GRI Bio’s lead program, GRI-0621, is an RARβγ agonist shown to inhibit the activity of key immune cells, like iNKT cell activity, and is being developed as a novel oral therapeutic for the treatment of idiopathic pulmonary fibrosis, a serious disease with significant unmet need. The Company is also developing a pipeline of novel type 2 diverse NKT (“dNKT”) agonists for the treatment of systemic lupus erythematosus. Additionally, with a library of over 500 proprietary compounds, GRI Bio has the ability to fuel a growing pipeline.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on the Company’s current beliefs and expectations. Forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations with respect to development and commercialization of the Company’s product candidates, the timing of initiation or completion of clinical trials and availability of resulting data, the potential benefits and impact of the Company’s clinical trials and product candidates and any implication that the data or results observed in preclinical trials or earlier studies, topline or interim data or trials will be indicative of results of later studies or clinical trials or final data, that final data will be indicative of a proof-of-concept, the Company’s beliefs and expectations regarding potential shareholder value and future financial performance, the Company’s beliefs and estimates about its cash and available resources and its ability to fund its planned operations through any particular date, the Company’s beliefs about the timing and outcome of regulatory approvals and potential regulatory approval pathways, the Company’s expected milestones future milestones, and the Company’s beliefs and expectations regarding the sufficiency of its existing cash and cash equivalents to fund its planned operations, its ability to raise additional funds, which may not be available to the Company on acceptable terms, or at all, and capital expenditure requirements. Actual results may differ from the forward-looking statements expressed by the Company in this press release and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation: (1) the inability to maintain the listing of the Company’s common stock on The Nasdaq Capital Market and to comply with applicable listing requirements, including as a result of the Staff’s potential determination that the Company does not satisfy the Nasdaq’s stockholder equity requirements for which the Company received notice in November 2025 and any failure of the Company to comply with Nasdaq’s $1.00 “minimum bid price rule”; (2) changes in applicable laws or regulations; (3) the inability of the Company to raise financing in the future; (4) the success, cost and timing of the Company’s product development activities; (5) the inability of the Company to obtain and maintain regulatory clearance or approval for its respective products, and any related restrictions and limitations of any cleared or approved product; (6) the inability of the Company to identify, in-license or acquire additional technology; (7) the inability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently developing; (8) the size and growth potential of the markets for the Company’s products and services, and their respective ability to serve those markets, either alone or in partnership with others; (9) that later data or clinical trials may be inconsistent with or contrary to data and observations to date, including that later data may not indicate a proof-of-concept or patient benefit; (10) inaccuracy in the Company’s estimates regarding expenses, future revenue, capital requirements and needs for and the ability to obtain additional financing; (11) the Company’s ability to protect and enforce its intellectual property portfolio, including any newly issued patents and its ability to obtain any expected patent term extensions, adjustments, exclusivities or disclaimers; and (12) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks and uncertainties described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 14, 2025 and subsequently filed reports. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
JTC Team, LLC
Jenene Thomas
(908) 824-0775
GRI@jtcir.com